UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2005

Date of Report (Date of earliest event reported)

BRILLIAN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.3
EX-4.4
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-10.31
EX-10.32
EX-10.33
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Debentures and Warrants

     As previously disclosed, on April 20, 2005, we entered into a securities purchase agreement dated as of April 18, 2005 with Gamma Opportunity Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, and SRG Capital LLC, pursuant to which we sold to the purchasers named therein $2,500,000 aggregate principal amount of our 7% convertible debentures. The purchasers of our 7% convertible debentures also received warrants to purchase an aggregate of 1,742,357 shares of our common stock. Also on April 20, 2005, we entered into a securities purchase agreement dated as of April 18, 2005 with Regenmacher Holdings Ltd., pursuant to which we sold Regenmacher Holdings Ltd. a 9% senior secured debenture in the amount of $2,000,000, and issued Regenmacher Holdings Ltd. a warrant to purchase 150,000 shares of our common stock. On July 12, 2005, we amended and restated the 7% convertible debentures and warrants to ensure that the terms of the 7% convertible debentures and warrants satisfied the requirements of The Nasdaq Stock Market, Inc. Copies of the agreements concerning the amendment and restatement of the 7% convertible debentures and the warrants are filed herewith as Exhibits 10.32 and 10.33. The 7% convertible debentures and warrants were amended and restated to include limitations on conversion to prevent us from issuing an aggregate number of shares of our common stock which would, when aggregated with the new financing transaction described below, exceed 19.99% of our issued and outstanding common stock at April 17, 2005.. A copy of the form of amended and restated 7% convertible debenture is filed herewith as Exhibit 4.3 and a copy of the form of amended and restated warrant is filed herewith as Exhibit 4.4.

New Financing

     On July 12, 2005, we entered into a securities purchase agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund L.P., and GSSF Master Fund, L.P. Pursuant to the securities purchase agreement, we sold to the purchasers named therein $5,000,000 aggregate principal amount of our 4% convertible debentures. A copy of the press release announcing the financing is filed herewith as Exhibit 99.1. The debentures have a term of three years and mature on July 12, 2008. The debentures pay interest at the rate of 4% per annum, payable quarterly on March 31, June 30, September 30, and December 31 of each year. We may, in our discretion, elect to pay interest on the debentures in cash or in shares of our common stock, provided that in no event may we issue shares of our common stock that, when aggregated with any other shares of common stock related to this transaction and the previously announced transaction completed in April 2005, would exceed 19.99% of our outstanding common stock on July 11, 2005 without first obtaining the approval of our stockholders.

     The debentures are convertible at any time at the option of the holder into shares of our common stock at a price of $2.63 per share. If, after July 12, 2006, the closing price for our common stock for any 30 consecutive trading days exceeds $6.575, we may, within one trading day after the end of such period, require the holders of the debentures to immediately convert all or part of the then outstanding principal amount of their debentures. In addition, provided certain conditions are met, we have the option, at any time, to redeem some or all of the outstanding notes. In the event redemption occurs prior to July 12, 2006, the redemption price will be 120% of the principal amount of the notes then outstanding on the 10th trading day following the date we provide the holders notice of our election to redeem the notes. In the event redemption occurs after July 12, 2006 but prior to July 12, 2007, the redemption price will be 140%, and if redemption occurs after July 12, 2007 but prior to July 12, 2008, the redemption price will be 160%.

     Upon the occurrence of certain events of default, which include the failure to obtain stockholder approval as required by the Nasdaq National Market with respect to the transactions contemplated by the securities purchase agreement by November 15, 2005, the full aggregate principal amount of the debentures, together with interest and other amounts owing, becomes immediately due and payable.

     Pursuant to the securities purchase agreement, the purchasers of our 4% convertible debentures received warrants to purchase an aggregate of 950,570 shares of our common stock. The warrants have an exercise price, subject to certain adjustments, of $2.63 per share and are exercisable on or after the 181st day from the date of the warrants and on or prior to the fifth anniversary date of the warrants. The warrants may be exercised only for full shares of our common stock. We will issue cash in lieu of fractional shares of our common stock. The warrants also provide that in no event may we issue shares of our common stock that, when aggregated with any other shares of common stock related to this transaction and the previously announced transaction completed in April 2005, would exceed 19.99% of our outstanding common stock on July 11, 2005 without first obtaining the approval of our stockholders. The warrants do not grant the holders thereof any voting or other rights of our stockholders. The securities purchase agreement is attached hereto as Exhibit 10.33, a form of 4% convertible debenture is attached hereto as Exhibit 4.7, and a form of warrant is attached hereto as Exhibit 4.8.

     Also on July 12, 2005, we sold to Regenmacher Holdings Ltd. a 9% senior secured debenture in the principal amount of $2,075,000 for a purchase price of $2,000,000. The debenture has a term of three years and matures on April 20, 2008. The debenture pays interest at the rate of 9% per annum, payable monthly, in arrears, on the last day of each month beginning on April 30, 2005 and ending on April 20, 2008. Interest on the debenture is payable only in cash and the debenture is not convertible into our common stock. Upon the occurrence of certain events of default, which include certain changes in control of our company, the full principal amount of the debenture, together with interest and other amounts owing, become immediately due and payable. A copy of the 9% senior secured debenture is filed herewith as Exhibit 4.9. This new 9% senior secured debenture is secured by the existing security agreement between us and Regenmacher Holdings Ltd. pursuant to which we granted Regenmacher Holdings Ltd. a first priority security interest in certain of our property to secure our obligations under the debenture. The security agreement was previously filed with the Securities and Exchange Commission. We also issued Regenmacher Holdings Ltd. a warrant to purchase 415,000 shares of our common stock on the same terms and conditions as the warrants issued to the purchasers of our 4% convertible debentures.

     In connection with the issuance of the 4% convertible debentures and the warrants, we entered into a registration rights agreement. The registration rights agreement grants registration rights to holders of shares of our common stock issuable upon conversion of the 4% convertible debentures and upon exercise of warrants, which shares are referred to as the “registrable securities.” Pursuant to the registration rights agreement, we are required to file a registration statement under the Securities Act of 1933 covering the resale of the registrable securities. We will pay all expenses incurred in connection with the registration described above, except for underwriting discounts and commissions. The registration rights agreement is attached hereto as Exhibit 4.6.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the 4% convertible debentures and the 9% senior secured debenture.

Item 3.02. Unregistered Sales of Equity Securities.

     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the 4% convertible debentures, the 9% senior secured debenture, and the issuance of the warrants. The sale of the debentures and issuance of the warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended, based upon the fact that the securities were sold to a limited number of purchasers who made representations to us that (1) the securities were being acquired by the purchasers for investment only and not with view to of for sale in connection with any distribution of the securities, (2) the purchasers had such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of their investment, and (3) the purchasers are “accredited investors” within the meaning of the Securities Act. The closing of the sale of the debentures and issuance of the warrants occurred on July 12, 2005. We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

4.3	Form of Amended and Restated 7% Convertible Debenture due April 20, 2008, executed in favor of Gamma Opportunity Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, and SRG Capital LLC

4.4	Form of Amended and Restated Warrant issued to Gamma Opportunity Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, and Regenmacher Holdings Ltd.

4.6	Registration Rights Agreement, dated as of July 12, 2005, by and among the Registrant, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P., GSSF Master Fund, L.P., and Regenmacher Holdings Ltd.

Exhibit
Number	Description
4.7	Form of 4% Convertible Debenture due July 12, 2008, executed by Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P. and GSSF Master Fund, L.P.

4.8	Form of Warrant issued on July 12, 2005 to Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P., GSSF Master Fund, L.P., and Regenmacher Holdings Ltd.

4.9	9% Senior Secured Debenture Due July 12, 2008, executed in favor of Regenmacher Holdings Ltd.

10.31	Amendment, Extension and Waiver Agreement dated July 12, 2005, between the Registrant and Regenmacher Holdings Ltd.

10.32	Agreement to Amend Debentures and Warrants dated July 12, 2005, among the Registrant, Gamma Opportunity Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, and SRG Capital LLC

10.33	Securities Purchase Agreement, dated as of July 12, 2005, among the Registrant, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P. and GSSF Master Fund, L.P.

99.1	Press release dated July 12, 2005 entitled “Brillian Announces $7.0 Million Institutional Financing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIAN CORPORATION
Date: July 18, 2005	By:	/s/ Wayne A. Pratt
Wayne A. Pratt
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.3	Form of Amended and Restated 7% Convertible Debenture due April 20, 2008, executed in favor of Gamma Opportunity Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, and SRG Capital LLC

4.4	Form of Amended and Restated Warrant issued to Gamma Opportunity Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, and Regenmacher Holdings Ltd.

4.6	Registration Rights Agreement, dated as of July 12, 2005, by and among the Registrant, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P., GSSF Master Fund, L.P., and Regenmacher Holdings Ltd.

4.7	Form of 4% Convertible Debenture due July 12, 2008, executed by Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P. and GSSF Master Fund, L.P.

4.8	Form of Warrant issued on July 12, 2005 to Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P., GSSF Master Fund, L.P., and Regenmacher Holdings Ltd.

4.9	9% Senior Secured Debenture Due July 12, 2008, executed in favor of Regenmacher Holdings Ltd.

10.31	Amendment, Extension and Waiver Agreement dated July 12, 2005, between the Registrant and Regenmacher Holdings Ltd.

10.32	Agreement to Amend Debentures and Warrants dated July 12, 2005, among the Registrant, Gamma Opportunity Capital Partners LP, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, and SRG Capital LLC

10.33	Securities Purchase Agreement, dated as of July 12, 2005, among the Registrant, Enable Growth Partners LP, Enable Opportunity Partners LP, Bushido Capital Master Fund LP, SRG Capital LLC, Gryphon Master Fund, L.P. and GSSF Master Fund, L.P.
99.1	Press release dated July 12, 2005 entitled “Brillian Announces $7.0 Million Institutional Financing”